Exhibit 16.1

May 21, 2014

U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549	Audit • Tax • Advisory Grant Thornton LLP 211 N Robinson, Suite 1200 Oklahoma City, OK 73102-7148 T 405.218.2800 F 405.218.2801 www.GrantThornton.com

Re:    TRONOX LIMITED

File No. 001-35573

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K/A of Tronox Limited dated May 21, 2014, and agree with the statements concerning our Firm contained therein.

Very truly yours,

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd